Exhibit 10.1

Group Airline Ticket Framework Agreement

Party A: Tianjin China Travel International Travel Service Co., LTD

Address: 【Redacted 】

Contact person: 【Redacted 】

Telephone: 【Redacted 】

Party B: Beijing Heyang International Travel Service Co., LTD

Address: 【Redacted】

Contact person: 【Redacted】

Telephone: 【Redacted】

As Party A’s customers have travel needs, and Party B acts as a senior aviation product solution provider in Mainland China and has the capability to meet customers’ needs in the entry and exit air transport, therefore, according to the relevant laws and regulations of the People’s Republic of China, in the basis of equality and mutual benefit, sincere cooperation and mutual development, through friendly negotiation between both parties, based on the principle of good faith, mutual benefit, and efficiency, both parties agree as follows:

I. Cooperation Content

1. The Agreement shall define the basic principles of cooperation between the two parties, and shall be the guiding document for long-term cooperation between the two parties in the future, as well as the basis for the signing of relevant contracts by both parties.

2. During the period of cooperation, Party A shall provide Party B with the domestic, international, and overseas group ticket purchase requests, and Party B shall provide Party A with supporting solutions for the group purchase of aviation products.

3. Party A agrees that Party B shall provide Party A with air ticket products at the most favorable price (i.e., the lowest price that Party B can provide to all air ticket distributors for the same air ticket products at the same time). The products and their categories confirmed by Party B are as follows:

A. Domestic air ticket products

B. International air ticket products

4. All business transactions between both parties shall be confirmed by the other party in a written format. Both parties confirm the written form of this Agreement, including WeChat, text, system platform confirmation, and email. Documents/information confirmed by both parties in a written format can be directly used as evidence to prove the business relationship between the two parties.

II. Cooperation Method

1. Party B designates its business contact to provide Party A with 24/7 ticket services, including but not limited to: inquiry, quotation, reservation, ticket issuing, refund and change, ticket delivery, as well as provide favorable ticket price and route arrangement according to the conditions, contents or scenarios requested by Party A.

2. Party A warrants that it has all legal rights and qualifications necessary for the execution and performance of this Agreement, and the relevant rights and qualifications are legal and valid during the term of this Agreement

3. According to the specific situation of each group provided by Party A, both parties shall separately sign relevant written agreements, stipulating detailed contents such as fees and personnel details.

III. Flight Booking

1. Party B shall make reservation and ticket issuing service according to the written requirements from Party A. Party A shall, in strict accordance with the relevant provisions of CAAC, check the valid identification documents of passengers and improve cooperation efficiency; Party A shall promptly notify Party B in a written format of any change in the information that had already provided to Party B. If Party A fails to notify Party B in time and Party B issues the draft incorrectly, Party A shall bear such losses by itself. If the invoice is wrongly issued due to party B’s faults after Party A notifies Party B, Party B shall be responsible for such losses.

2. Party B shall provide discounted air tickets and non-discount air tickets as requested by Party A. If Party B considers that there are special restrictions on the booking or use of certain discounted air tickets, Party B shall remind Party A of such restrictions in advance.

3. Party B warrants to complete the work in accordance with Party A’s requirements, and guarantees that the air tickets and services provided meet this Agreement and Party A’s requirements.

4. 12 months from the effective date of this Agreement, both parties expect to complete the project for approximately $10 million (including taxes and fees).

IV. Payment Method

1. Both parties adopt a single settlement method. Party B shall advance the payment for the air tickets of the group according to Party A’s requests, and the parties shall settle the settlement after all the air tickets of the group are issued.

2. Basis for settlement: Both parties agree that Party B’s statistical data shall be used as the basis for settlement (including but not limited to ticket prices, surcharges, insurance premiums, service fees, etc.).

3. Settlement currenty of both parties: RMB

4. Party B shall not provide invoices to Party A, but may assist Party A to request a third party (namely the airline company) to provide an itinerary or request a third-party platform to provide an invoice on behalf of Party A.

5. Party A and Party B agree that the following accounts shall be the sole account for the settlement of fees by both parties.

Party A’s bank information is as follows:

Account Name: 【Redacted】

Opening Bank: Kaifeng Branch 【Redacted】

Bank Account Number: 【Redacted】

Party B’s bank information is as follows:

Account Name: 【Redacted】

Bank Name: 【Redacted】

Bank Account number: 【Redacted】

V. Agreement of Refund and Cancelled tickets

1. If, after the settlement by both parties, the passenger initiates an application for changing/cancellation of the ticket, Party A or the passengers shall, in principle, bear such costs for the changing or cancellation.

2. If Party A’s customers cannot travel normally due to reasons attributable to Party B, Party B shall bear the loss of refund/cancellation of the ticket or arrange alternative flight accepted by Party A or its customers.

VI. Force Majeure

1. If Party A fails to obtain or use the air tickets as expected due to war, earthquake, flood, fire, snowstorm, war, strike, government prohibition, major accident or other force majeure, Party B shall not be liable for any losses or compensation but shall assist Party A to minimize losses.

2. If the airline adjusts flights temporarily, Party B shall immediately notify Party A of the adjustment and coordinate all parties to minimize party A’s losses. Party B shall fully refund the ticket to Party A or arrange alternative flight upon Party A or its customers’ option.

3. In case of adjustment of CAAC aviation policy, Party B shall try its best to meet the needs of Party A and provide Party A with the most favorable price that Party B can obtain.

VII. Confidentiality Clause

Both parties shall be obligated to keep confidential for the business, technical information, and trade secrets of the other party known or held in the course of business cooperation. It shall not be disclosed to a third party without the written consent of the other party. If either party breaches this confidentiality clause and causes damage to the other party, the breaching party shall bear corresponding economic and legal liabilities. The confidentiality obligation stipulated in this article shall remain effective upon both parties after the termination of cooperation.

VIII. Agreement to terminate

1. During the term of this Agreement, both parties shall guarantee that their qualifications and certificates are valid. All copies of qualification certificates must be authorized with the company’s official seal. During the term of cooperation, either party shall timely notify the other party in writing of the loss or limitation of the above-mentioned qualifications. If this Agreement cannot be performed as a result, the other party shall have the right to terminate this Agreement

2. Both parties are committed to establishing a long-term strategic cooperative relationship. If either party considers that the other party’s behavior infringes upon its legitimate rights and interests or for any other appropriate reasons, the party may terminate this Agreement by consensus when they deem that cooperation is no longer necessary or possible, and neither party shall bear any legal liabilities and consequences. Upon termination of this Agreement, both parties shall immediately stop external publicity in the name of the other party

3. If either party intends to terminate this Agreement, it shall negotiate with the other party 30 days in advance

4. If both parties agree to terminate this Agreement, they shall continue to perform all signed contracts and projects during the cooperation period until the completion of such projects and contracts, or both parties could terminate such projects and contracts upon mutual consent of both parties.

IX. Supplementary Provisions

1. This Agreement is the basis of the strategic cooperation between both parties. If both parties subsequently reach new issues or enter into specific contracts for the cooperation of the project, or if there is any inconsistency between the terms of the specific contracts and the matters agreed in this Agreement, the subsequent agreements and specific contracts shall prevail.

2. Matters not covered herein shall be determined by a written supplementary agreement signed by both parties, which shall have the same legal effect as this Agreement. Other matters not covered herein shall be governed by the Civil Code of the People’s Republic of China and other relevant provisions of existing laws and regulations.

3. Any notice given under this Agreement shall be given in written format (including but not limited to mail, E-mail, etc.). In case of any change of mailing address or E-mail address, both parties shall notify the other party in written 7 business days in advance and shall be confirmed by both parties; otherwise, the notice sent by the other party according to the mailing address and/or E-mail address set forth herein shall still be deemed to have been effectively served.

4. Disputes related to this Agreement shall be settled by both parties through friendly negotiation. If the negotiation fails, the dispute shall be under the jurisdiction of the people’s Court of the place where Party A is located.

5. This Agreement is made in duplicate, with each party holding one copy. The agreement shall come into force after being sealed by both parties and have the same legal effect.

(no text below)

Party A (seal):

Legal representative signature:

Date:

Party B (seal):

Legal representative signature:

Date:

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